EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)               Form S-8 and the Post-Effective Amendment No. 1 to the Form S-8 (Registration No. 333-07295) pertaining to the 1993 Stock Option Plan, 1996 Director’s Stock Option Plan and Employees and Consultants Stock Option Agreement/Plan

2)               Form S-8 (Registration No. 333-58303) pertaining to the 1993 Stock Option Plan, and 1998 Employee Stock Purchase Plan

3)               Form S-8 (Registration No. 333-87369) pertaining to the 1993 Stock Option Plan, the Form S-8 (Registration No. 333-44736) pertaining to the 1993 Stock Option Plan

4)               Form S-8 (Registration No. 333-86644) pertaining to the 1996 Directors’ Stock Option Plan and 1998 Employee Stock Purchase Plan

5)               Post-Effective Amendment No. 6 on Form S-3 to Form SB-2 (Form SB-2 No. 333-476-LA) for the registration of 4,477,402 shares of common stock and 328,500 warrants to purchase common stock

6)               Form S-3 (Registration No. 333-88051) for the registration of 2,014,036 shares of common stock

7)               Form S-3 (Registration No. 333-52326) for the registration of 697,533 shares of common stock

8)               Form S-3 (Registration No. 333-95177) for the registration of 136,130 shares of common stock

9)               Form S-3 (Registration No. 333-100707) for the registration of 3,930,800 shares of common stock

10)        Form S-3 (Registration No. 333-104255) for the registration of 11,549,219 shares of common stock

11)        Form S-3 (Registration No. 333-107301) for the registration of 5,004,000 shares of common stock

12)        Form S-8 (Registration No. 333-110152) pertaining to the 2003 Stock Plan and related prospectuses

13)        Form S-3 (Registration No. 333-113858) for the registration of 6,153,454 shares of common stock

14)        Form S-3 (Registration No. 333-120502) for the registration of 4,400,000 shares of common stock

15)        Form S-8 (Registration No. 333-120505) pertaining to the 1998 Employee Stock Purchase Plan,

16)        Form S-3 (Registration No. 333-123819) for the registration of $100,000,000 of various securities, including common stock, preferred stock, depositary shares, warrants, or debt securities, and

17)        Form S-8 (Registration No. 333-127073) pertaining to the 2003 Stock Plan.

of our reports dated March 15, 2007, with respect to the consolidated financial statements of SuperGen, Inc., SuperGen, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of SuperGen, Inc.,  included in the Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Ernst & Young LLP
Palo Alto, California
March 15, 2007